MANAGEMENT AGREEMENT

	THIS MANAGEMENT AGREEMENT entered into in Wichita, Sedgwick County, Kansas this
_____ day of July, 1997, by and between:

                            Colorado Springs Assisted Living, LLC
260 North Rock Road, #260
Wichita, Kansas  67207
hereinafter referred to as:

	"Owner"
and

Sterling House Corporation
453 South Webb Road, Suite 500
Wichita, Kansas  67207
hereinafter referred to as:

	"Manager"

RECITALS:

	1.	Owner owns two assisted living facilities in Colorado Springs,
Colorado described as:

       Sterling House of Broadmoor
615 Southpoint Court
Colorado Springs, Colorado

and

Sterling House of Briargate
7560 Lexington Drive
Colorado Springs, Colorado

both of which are collectively referred to herein as "the Project".

	2.	Owner and Manager have entered into an agreement pursuant to which the Project will be sold by Owner to Manager.

	3.	Owner requests that Manager undertake the management of the Project effective Monday, July 21, 1997, and Manager is willing to do so, all upon the following terms and conditions.

	NOW, THEREFORE, in consideration for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the parties do hereby agree as follows:

	1.	Management.  Effective Monday, July 21, 1997, Manager shall manage the Project until the closing of the sale of the Project between the parties.
In the event the closing does not occur on or before August 31, 1997, then either party may terminate this Management Agreement upon thirty (30) days prior written notice to the other party, and, upon the expiration of such thirty (30) day period, this management agreement shall terminate automatically.

	2.	Performance.  Manager agrees to perform its duties in compliance with all applicable laws and regulations and, to the extent practical, to manage the
Project in a manner consistent with Manager's management of similar facilities.

	3.	Reports and Communications.  All reports from Manager to Owner, and all communications between  Manager and Owner, shall be transmitted and communicated directly to Robert A. Brooks on behalf of Owner.

	4.	Transition  The purpose of this Management Agreement is to facilitate a smooth transition in ownership from Owner to Manager.  In order to effect that purpose, the parties hereby agree to cooperate fully with one another and to take all appropriate steps to establish goodwill on behalf of Manager with residents and staff at the Project and with all others having any dealings with the Project.

	The Confidentiality Agreement between the parties is incorporated herein.

	5.	Consideration.  In consideration for Owner's undertakings herein,
Manager shall perform hereunder without charge to Owner.

	6.	Governing Law.  This Management Agreement shall be construed under and pursuant to the laws of the State of Kansas, and exclusive jurisdiction of all disputes hereunder shall be in the Eighteenth Judicial District, Sedgwick County, Kansas.

	7.	Expense Approval.  Manager shall submit any expenditure in excess of
$200.00 to Owner for prior approval.

	8.	Employees.  Manager will give consideration to hiring Owner's employees at closing, but Manager shall be under no obligation to do so. Any employee of Owner not hired by Manager , or hired by Manager and later terminated, shall not be restricted from seeking other employment in the assisted living industry.

                            COLORADO SPRINGS ASSISTED LIVING, LLC.

BY:
_______________________________
Robert A. Brooks, Managing Member

STERLING HOUSE CORPORATION

BY:
________________________________
Steven L. Vick, President